As filed with the Securities and Exchange Commission on August 24, 1995
                                                    Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                ZYGO CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                    06-0864500
   (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)               Identification Number)

                                Laurel Brook Road
                       Middlefield, Connecticut 06455-0448
                                 (203) 347-8506

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                 GARY K. WILLIS
                             Chief Executive Officer
                                ZYGO CORPORATION
                                Laurel Brook Road
                       Middlefield, Connecticut 06455-0448
                                 (203) 347-8506

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                PAUL JACOBS, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /_/

                                  ------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of each class of                                          Proposed maximum         Proposed maximum
     securities to be                                            offering price per       aggregate offering           Amount of
        registered               Amount to be registered               unit(1)                  price              registration fee
====================================================================================================================================

     Common Stock,
  $.10 par value per
        share                        615,000  shares                  $26.875                $16,528,125               $5,700
====================================================================================================================================


(1) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. The calculation of the registration fee is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 22, 1995 ($26 and $27.75, respectively).

         =======================================================================



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                              Subject to Completion
                  Preliminary Prospectus dated August 24, 1995

                                 615,000 Shares

                                ZYGO CORPORATION

                                  COMMON STOCK

     This Prospectus relates to 615,000 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of Zygo Corporation ("Zygo" or the "Company") which are being offered for sale by certain selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." The Company's Common Stock is traded on the Nasdaq Stock Market's National Market (the "National Market") under the symbol "ZIGO." On August 22, 1995, the closing sale price of the Common Stock, as listed on the National Market and reported by the National Quotation Bureau Incorporated, was $27 per share. On July 20, 1995, the Company's Board of Directors declared a 3 for 2 stock split effected in the form of a 50% stock dividend, payable on August 21, 1995 to stockholders of record at the close of business on August 1, 1995. Unless otherwise indicated, the number of shares being offered for sale hereunder and all share and option information included in this Prospectus under the headings "Selling Stockholders" and "Legal Matters" has been adjusted to reflect such stock split as if it had occurred prior to the date as of which the information is given.

     The Company will not receive any of the proceeds from sales of the Shares by the Selling Stockholders. The Shares may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

     The Selling Stockholders may be deemed to be "Underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions, if any,
attributable   to  the  sale  of  the  Shares  will  be  borne  by  the  Selling
Stockholders.

                                 --------------

     See "Risk Factors" for certain information that should be considered by prospective investors.

                                 --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 24, 1995

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which are on file with the Commission (File No. 0-12944), are incorporated in this Prospectus by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed on September 28, 1994.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, filed on November 4, 1994.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994, filed on February 7, 1995.

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, filed on May 11, 1995.

     (e) The Company's Current Report on Form 8-K, dated July 20, 1995, filed on July 20, 1995.

     (f) The Company's Current Report on Form 8-K, dated August 22, 1995, filed on August 23, 1995.

     (g) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated October 26, 1984.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: Mark J. Bonney, Vice President, Finance and Administration, (203) 347-8506.

     The Company furnishes its stockholders with an annual report containing audited financial statements. In addition, the Company may furnish such other reports as may be authorized, from time to time, by the Board of Directors.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

     Dependence on Cyclical Industries. The Company's business is significantly dependent on capital expenditures by manufacturers of semiconductors and components for the computer disk drive industry. These industries are cyclical and have historically experienced periods of oversupply, resulting in significantly reduced demand for capital equipment, including the products manufactured and marketed by the Company. The Company's net sales and operating results may be materially adversely affected if downturns or slowdowns in the semiconductor or computer disk drive markets occur in the future.

     Ability to Respond to Technological Change. The Company's future success will depend upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and evolving industry standards, respond to changes in customer requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's business, operating results, financial condition and liquidity. There can be no assurance that Zygo will be successful in developing and marketing new products and services or product and service enhancements on a timely basis or that the Company will not experience significant delays in the introduction of new products and services. In addition, there can be no assurance the new products and services or product and service enhancements developed by the Company will achieve market acceptance.

     Dependence on Proprietary Technology. The Company's success is heavily dependent upon its proprietary technology. There can be no assurance that the steps taken by the Company to protect its proprietary technology will be adequate to prevent misappropriation of its technology by third parties or will be adequate under the laws of some foreign countries, which may not protect the Company's proprietary rights to the same extent as do laws of the United States. In addition, there can be no assurance that third parties will not assert successfully technology infringement claims against the Company.

     Risks Associated with Potential Acquisitions. The Company's business strategy includes the expansion of its products and services, which may be effected through acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the ability to manage effectively geographically remote units, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has limited or no direct experience and the potential loss of key employees of the acquired companies. In addition, acquisitions may involve the immediate expenditure of significant funds or the issuance of significant shares of Common Stock, or any combination thereof. Although management expects to carefully analyze any such opportunity before committing the Company's resources, there can be no assurance that any acquisition will result in long-term benefits to the Company or that Zygo's management will be able to manage effectively the resulting businesses.

     Management of Growth. The Company is currently experiencing a period of rapid growth and expansion, which would be further intensified in the event the Company is involved in a significant acquisition. This growth expansion has placed and could continue to place a significant strain on the Company's personnel and other resources. The Company's growth has resulted in an increase in the level of responsibility for the Company's management personnel. Certain of the Company's management personnel have had limited or no experience in managing companies as large as or larger than the Company. The Company's ability to manage growth effectively will require the Company to continue to improve its operational, management and financial systems and controls and to successfully train, motivate and manage its employees. If the Company's management is unable to manage growth effectively, the Company's business, results of operations, financial condition and liquidity could be materially and adversely affected.

     Dependence on Key Personnel. Zygo's success depends in large part upon the continued services of many of its highly skilled personnel involved in management, research and development and sales and marketing, and upon its ability to attract and retain additional highly qualified employees. The Company's employees may voluntarily terminate their employment with the Company at any time. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in retaining its existing personnel or attracting and retaining additional personnel.

     Dependence on Third-Party Suppliers. Certain of the components and subassemblies included in the Company's systems are obtained from a single source or a limited group of suppliers. Although the Company seeks to reduce dependence on sole and limited source suppliers in some cases, the partial or complete loss of certain of these sources could have at least a temporary adverse effect on the Company's results of operations and damage customer relationships.

     Relationship With Canon Inc. and Canon Sales Co., Inc. Prior to this offering, Canon Inc. ("Canon") owns approximately 20% of the Company's Common Stock. In addition, one executive officer of Canon's U.S. subsidiary is a member of the Company's Board of Directors. Canon and Canon Sales Co., Inc. is a significant customer of the Company, with aggregate sales by the Company to these entities amounting to $9,550,000 and $7,740,000 for the fiscal years ended June 30, 1995 and 1994, respectively. In addition, Canon Sales Co., Inc. is the Company's exclusive distributor for sales of the Company's products in the Japanese market.

     Customer Concentration. Sales to the Company's two largest customers in fiscal 1995 and fiscal 1994 accounted for 47% and 41% of net sales, respectively. During these fiscal years, sales to Canon and Canon Sales Co., Inc., the Company's largest customer in those periods, accounted for approximately 30% and 32%, respectively, of the Company's net sales. The Company expects that sales to Canon and Canon Sales Co., Inc. will continue to represent a significant percentage of the Company's net sales for the foreseeable future. During fiscal 1995, sales to a manufacturer of computer disk drives and related hardware and software accounted for approximately 17% of the Company's net sales. The Company's customers generally do not enter into long-term agreements obligating them to purchase the Company's products. A reduction or delay in orders from either of these two customers, including reductions or delays due to market, economic, or competitive conditions in the semiconductor or computer disk drive industries, could have a material adverse effect upon the Company's result of operations.

     Revenues Derived from International Sales and Foreign Operations. The company's products are sold internationally by the Company primarily to customers in Japan. Revenues from sales to customers outside the United States accounted for 47% and 46% of the Company's total revenues in the fiscal years ended June 30, 1995 and 1994, respectively. International sales and foreign operations are subject to inherent risks, including longer payment cycles, greater difficulty in accounts receivable collection, compliance with foreign laws, changes in regulatory requirements, tariffs or other barriers, difficulties in obtaining export licenses and in staffing and managing foreign operations, exposure to currency exchange fluctuations and political instability. Although substantially all the Company's sales and costs are negotiated and paid in US dollars, changes in the values of foreign currencies relative to the value of the US dollar can negatively impact international sales of the Company's products and the Company's foreign operations, as would changes in the general economic conditions in those markets. Although these risks, including the risks associated with currency exchange fluctuations, have not had any material adverse effect on the Company to date, there can be no assurance that risks inherent in international sales and foreign operations will not have a material adverse effect on the Company in the future.

     Control of Company. Upon completion of this offering, the Company's executive officers and directors, through their affiliation with certain stockholders, may be deemed to beneficially own approximately 39% of the outstanding shares of Common Stock. As a result, these individuals will effectively have the ability to control the Company and direct its affairs and business, including the election of all of directors.

     Dividend Policy. The Company has never declared or paid cash dividends on its capital stock. The Company currently intends to retain all its earnings to finance the expansion and development of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                   THE COMPANY

     The Company was incorporated in 1970 under the laws of the State of Delaware. The Company's principal offices are located at Laurel Brook Road, Middlefield, Connecticut 06455-0448, and its telephone number is (203) 347-8506.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information as of July 1, 1995 (except as otherwise indicated) and as adjusted to reflect the sale of the Common Stock in the offering, as to the security ownership of the Selling Stockholders. The position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates is indicated in the footnotes or otherwise under the subheading "Transactions Involving Selling Stockholders" below.

                                                                                                             Percentage of
                                   Shares of                                           Shares of                Class of
                                   Common Stock                                       Common Stock            Common Stock
                                   Beneficially                                       Beneficially            Beneficially
                                   Owned Prior              Shares                    Owned After             Owned After
                                   to Offering              Being Sold                 Offering                Offering
                                   -----------              ----------                 --------                --------

Canon, Inc.(1)                        786,000                300,000                     486,000                12.4%

Wesleyan University(2)                397,500                112,500                     285,000                 7.3%

Paul F. Forman(3)                     273,060                 75,000                     198,060                 5.0%

Sol F. Laufer(4)                      213,810                 52,500                     161,310                 4.1%

Carl A. Zanoni(5)                     289,110                 60,000                     229,110                 5.8%

Robert G. McKelvey(6)                  53,100                 15,000                      38,100                 1.0%


---------------------

(1) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering does not include shares of Common Stock beneficially owned by Seymour E. Liebman, Senior Vice President Finance and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc., and a director of the Company.

(2) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering does not include shares of Common Stock beneficially owned by Robert B. Taylor, Vice President and Treasurer of Wesleyan University and a director of the Company.

(3) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering includes 39,000 shares of Common Stock which may be acquired by Mr. Forman within 60 days of July 1, 1995 upon the exercise of options. Mr. Forman has been a director of the Company since 1970, and was Chief Executive Officer from June 1970 to November 1993 and acting President from June 1991 to February 1992.

(4) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering includes 45,750 shares of Common Stock which may be acquired by Mr. Laufer within 60 days of July 1, 1995 upon the exercise of options. Mr. Laufer was Vice President, Optics Group through June 1994.

(5) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering includes 36,450 shares of Common Stock which may be acquired by Mr. Zanoni within 60 days of

     July 1, 1995 upon the exercise of options. Mr. Zanoni has been a director of the Company since 1970 and Vice President, Research, Development and Engineering since April 1992.

(6) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering includes 7,500 shares of Common Stock which may be acquired by Mr. McKelvey within 60 days of July 1, 1995 upon the exercise of options. Mr. McKelvey has been a director of the Company since 1983.

Transactions Involving Selling Stockholders

     Canon Sales Co., Inc., a subsidiary of Canon, serves as the exclusive distributor of the Company's products in Japan. Sales to Canon and Canon Sales Co., Inc. aggregated $9,550,000 and $7,740,000 for the fiscal years ended 1995 and 1994, respectively. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, the Company and Canon have entered into agreements providing for confidential exchanges of certain technology. The Company has received royalty payments from Canon under certain of those agreements, which payments, in the aggregate, are not material. In addition, the Company has entered into certain research and development contracts with Canon, pursuant to which the Company has received funding.

     On June 23, 1995, the Company's Board of Directors approved the purchase of approximately 22 acres of land adjacent to the Company's facility in Middlefield, Connecticut, for a purchase price of $440,000. This land, which is jointly owned by Paul F. Forman, Sol F. Laufer and Carl A. Zanoni, will facilitate expansion of the Company's buildings and/or parking facilities in the future. The purchase is expected to occur during the quarter ended March 31, 1996.

     Canon, Wesleyan, and the group consisting of Paul F. Forman, Carl A. Zanoni, and Sol F. Laufer, entered into a Stockholders' Agreement under which they agreed to vote their shares for the election to the Board of two directors designated by each of Canon, Wesleyan University, and the foregoing individuals as a group, and up to five additional directors who were to be independent of the foregoing stockholders. On November 30, 1993, the Stockholders' Agreement was terminated.

     At the time of the termination of the Stockholders' Agreement, a Registration Rights Agreement was entered into by Canon, Wesleyan University, Paul F. Forman, Carl A. Zanoni, Sol F. Laufer, and the Company. In general, the Registration Rights Agreement grants to each of these stockholders the right, until November 30, 1998, to have his or its shares of Common Stock included in any registered public offering of the Company's securities. Each of the parties to the Registration Rights Agreement has waived all rights to include any additional shares of Common Stock owned by such person in the Registration Statement of which this Prospectus is a part.

     In August 1993, the Company entered into a Services Agreement with each of Messrs. Forman and Laufer providing for the retention of Mr. Forman or Mr. Laufer, respectively, as an executive officer of the Company through the end of the 1994 fiscal year and thereafter as a consultant to the Company for an additional five years, in the case of Mr. Forman, and an additional four years in the case of Mr. Laufer. Pursuant to his Agreement, Mr. Forman received salary payments of $148,271 for the year of employment, a one-time payment of $149,500 upon his termination from active employment, and will continue to receive a $20,000 retainer for board service for each of the five years of his consultancy plus 80%, 60%, 40%, and 20% of his salary at June 30, 1994, for each of the first through fourth years of his consultancy, respectively. Pursuant to his Agreement, Mr. Laufer received salary payments of $133,586 for the year of employment, a one-time payment of $135,000 upon his termination of employment, and will continue to receive payments of 80%, 60%, 40%, and 20% of his salary at June 30, 1994, for each of the four years of his consultancy, respectively. Each of the Services Agreements further provides that Mr. Forman or Mr. Laufer, as the case may be, would have all his outstanding unvested stock options from the Company vested effective at the conclusion of the fiscal year ended June 30, 1994 (options for 20,475 shares of Common Stock in the case of Mr. Forman and 24,487 shares of Common Stock in the case of Mr. Laufer, as of June 30, 1994). The Agreements are terminable (with all payment obligations thereunder terminating) by Mr. Forman or Mr. Laufer, as the case may be, at any time, and by the Company upon the death or disability of Mr. Forman or Mr. Laufer or for justifiable cause (as defined in the Agreements); except that if an Agreement terminates as a result of the death or disability of Mr. Forman or Mr. Laufer, he (or his estate) will be entitled to receive the lesser of twice his June 30, 1994 salary or the aggregate remaining compensation payments otherwise required to be made under the Agreement.

                              PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.

     Sales of Shares may be effected from time to time in transactions (which may include block transactions) on the National Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The Selling Stockholders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the Common Stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, such Selling Stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-6 under the Securities Exchange Act of 1934, as amended, which Rule would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

     Each of the Selling Stockholders has agreed with the Company not to, directly or indirectly, offer, sell, grant any option to buy, or otherwise dispose of any shares of Common Stock owned by such Selling Stockholder (other than shares of Common Stock included herein), for a period of 180 days from the date of the Registration Statement of which this Prospectus is a part is filed with the Commission, without the prior written consent of the Company.

     The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Stock offered hereby have been passed upon for the Company by Fulbright & Jaworski L.L.P., New York, New York. Paul Jacobs, a partner in the firm of Fulbright & Jaworski L.L.P., is Secretary of the Company and, as of July 1, 1995, beneficially owned less than one percent of the outstanding shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements and schedules of the Company as of June 30, 1994 and 1993 and for each of the years in the three-year period ended June 30, 1994, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our reports refer to a change in the Company's method of accounting for investments in 1994 and a change in the Company's method of accounting for income taxes in 1993.

================================================================================

     No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information .......................................................  2
Incorporation of Certain
 Documents by Reference .....................................................  2
Risk Factors.................................................................  4
The Company..................................................................  7
Selling Stockholders.........................................................  8
Plan of Distribution......................................................... 10
Legal Matters ............................................................... 11
Experts ..................................................................... 11

================================================================================




================================================================================


                                    615,000

                                    Shares

                               ZYGO CORPORATION

                                 Common Stock

                                  ----------
                                  PROSPECTUS

                                  ----------
                                August 24, 1995


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the
Shares:

     Registration Fee--Securities and Exchange Commission..........  $ 5,700
     Legal and Accounting fees and expenses........................  $17,000*
     Printing and offset expenses..................................  $ 1,000*
     Miscellaneous.................................................  $ 1,300*
                                                                     -------
                  Total............................................  $25,000*
                                                                     =======

-------------------
*estimate

ITEM 15.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Eighth of the Company's Articles of Incorporation and Section 4 of the By-laws of the Company contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. In addition, subject to receiving stockholder approval, the Company proposes to enter into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

ITEM 16.   Exhibits.

5        -   Opinion of Fulbright & Jaworski L.L.P.
23.1     -   Consent of KPMG Peat Marwick LLP
23.2     -   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).
24       -   Power of Attorney (included on signature page).

ITEM 17.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlefield, State of Connecticut on August 21, 1995.

                                   Zygo Corporation

                                   By: /s/ Gary K. Willis
                                      -----------------------------------------
                                          (Gary K. Willis, President and Chief
                                          Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of Gary K. Willis and Mark J. Bonney as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                              Date
---------                                   -----                              ----

/s/ Gary K. Willis                   President, Chief                    August 21, 1995
------------------                   Executive Officer and
(Gary K. Willis)                     Director (Principal
                                     Executive Officer)

/s/ Mark J. Bonney                   Vice President, Finance             August 21, 1995
------------------                   & Administration (Principal
(Mark J. Bonney)                     Financial and Accounting Officer)


/s/ Paul F. Forman                   Chairman of the Board               August 21, 1995
------------------
(Paul F. Forman)



/s/ Michael R. Corboy                         Director                   August 21, 1995
---------------------
(Michael R. Corboy)



/s/ Seymour E. Liebman                        Director                   August 21, 1995
----------------------
(Seymour E. Liebman)



/s/ Robert G. McKelvey                        Director                   August 21, 1995
----------------------
(Robert G. McKelvey)



                                              Director                   August __, 1995
-------------------
(Paul W. Murrill)



/s/ Robert B. Taylor                          Director                   August 21, 1995
--------------------
(Robert B. Taylor)



/s/ Carl A. Zanoni                            Director                   August 21, 1995
------------------
(Carl A. Zanoni)


                                INDEX TO EXHIBITS

 Exhibit No.                       Description                        Page No.
 ----------                        -----------                        --------

    5                Opinion of Fulbright & Jaworski L.L.P.              1

   23.1              Consent of KPMG Peat Marwick LLP                    3

   23.2              Consent of Fulbright & Jaworski L.L.P.
                      (included in Exhibit 5).

   24                Power of Attorney (see signature page).